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                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the inclusion of our reports dated 17 January 1994, 3 January 1995, 17 November 1995 and 22 December 1995 related to the consolidated financial statements of Trimco Group PLC in the Current Report on Form 8-K of Alpharel Inc., and the incorporation by reference of such reports into Alpharel Inc.'s Registration Statement on Form S-3 (Registration No. 33-43223), and into Alpharel Inc.'s Registration Statements on Form S-8 (Registration Nos. 33-43451, 33-77224 and 33-63330).


                                             GANE JACKSON SCOTT

                                             Chartered Accountants


LONDON
8 March 1996









                                        Exhibit 23.1